Exhibit 99.1

Contact:                           Michael Mitchell
Executive Director, Corporate Affairs
The Medicines Company
973-656-1616
investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

PARSIPPANY, NJ — April 18, 2007 — The Medicines Company (NASDAQ: MDCO) today announced its financial results for the first quarter 2007. The Company reported first quarter net revenue of $66.6 million.  Fully diluted earnings per share (EPS) as reported under U.S. generally accepted accounting principles (GAAP) were $0.06, which includes stock based compensation expense and a provision for income taxes, a portion of which will be offset by available net operating loss (NOL) carryforwards.  Excluding the stock based compensation expense, the Company reported fully diluted non-GAAP EPS of $0.12.  Excluding both the stock based compensation expense and the portion of the tax provision that will be offset by available NOL carryforwards, the Company reported fully diluted non-GAAP EPS of $0.15.

“Revenues grew substantially in the first quarter due to significant Angiomax® (bivalirudin) growth in the U.S.,” said Glenn Sblendorio, Executive Vice President and Chief Financial Officer of The Medicines Company. “We are where we expected to be for first quarter earnings and we believe we are on track toward our 2007 GAAP earnings guidance of $22 to $25 million.”

Additional financial highlights:

•                  Net revenue increased to $66.6 million for the first quarter 2007, compared with $34.6 million for the first quarter of 2006.  First quarter 2007 U.S. sales of Angiomax were $66.3 million, while international sales were $0.3 million.

•                  Net income was $3.0 million for the first quarter 2007, compared to a net loss of $12.1 million for the first quarter 2006.

•                  Net income results include stock-based compensation expense, required by FAS 123R, of $3.5 million for the first quarter of 2007 compared to $1.5 million for the same period in 2006.  Also included in first quarter 2007 net income is a provision for income taxes of $1.6 million, which will be offset by available NOL carryforwards. Excluding expense of stock-based compensation and the provision for income taxes, non-GAAP net income was $8.2 million for the first quarter 2007, compared to a non-GAAP net loss of $10.6 million for the first quarter 2006.

Reconciliations between GAAP and non-GAAP net income for the first quarters of 2007 and 2006 are provided in the following table:

(in millions)	Reported GAAP Net Income (Loss)	FAS 123R Stock- Based Compensation Expense	Non-GAAP Net Income (Loss) Excluding FAS 123R Stock-Based Compensation Expense	Non-Cash Provision for Income Taxes	Fully Adjusted Non-GAAP Net Income (Loss)
Q1 2007	$3.0	$3.5	$6.5	$1.6	$8.2
Q1 2006	$(12.1)	$1.5	$(10.6)	—	$(10.6)

Note: Amounts may not sum due to rounding.

Reconciliations between GAAP and non-GAAP fully diluted EPS for the first quarters of 2007 and 2006 are provided in the following table:

(per share)	Reported GAAP Net Income (Loss)	FAS 123R Stock- Based Compensation Expense	Non-GAAP Net Income (Loss) Excluding FAS 123R Stock-Based Compensation Expense	Non-Cash Provision for Income Taxes	Fully Adjusted Non-GAAP Net Income (Loss)
Q1 2007	$0.06	$0.07	$0.12	$0.03	$0.15
Q1 2006	$(0.24)	$0.03	$(0.21)	—	$(0.21)

Note: Amounts may not sum due to rounding.

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to both stock based compensation expense and the provision for income taxes, which will be offset by available NOL carryforwards.  Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may be found in the attached financial tables.

“First quarter operating performance marks significant progress toward meeting our key 2007 goals for our acute care hospital franchise,” said John Kelley, President and Chief Operating Officer. “First, Angiomax sales growth in the U.S. was particularly strong.  Final one-year results of the ACUITY trial of Angiomax were presented in March and were strong enough to move forward with regulatory submissions.  We also expect in June to submit a new drug application to the FDA for Cleviprex™ (clevidipine), our novel blood pressure control agent.  Finally, patient enrollment of Phase III trials for cangrelor, our novel antiplatelet therapy, remains on track.”

There will be a conference call with management today at 8:30 A.M. ET to discuss financial results, guidance, outlook and operational developments. The conference call will be available via phone and webcast.  The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com

The dial in information is listed below:

Domestic Dial In:            800-310-6649
International Dial In:      719-457-2693

Replay is available from 11:30 a.m. Eastern Time following the conference call through May 9, 2007. To hear a replay of the call dial 888-203-1112 (domestic) and 719-457-0820 (international). Passcode for both dial in numbers is 9084728.

About The Medicines Company: The Medicines Company is committed to delivering innovative, cost-effective acute care hospital products in the worldwide hospital marketplace.  The Company markets Angiomax® (bivalirudin) in the U.S. and other countries for use in patients undergoing coronary angioplasty, a procedure to clear restricted blood flow in arteries around the heart.  The Company also has two products in late-stage development, Cleviprex™ (clevidipine) and cangrelor. The Company’s website is http://www.themedicinescompany.com.

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include whether we are successful in extending the term of the principal patent covering Angiomax, the extent of the commercial success of Angiomax, the impact of FAS 123R on our future financial results, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether we will make regulatory submissions for the Company’s product candidates on a timely basis; whether the Company’s product candidates will receive approvals from regulatory agencies on a timely basis or at all, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s 10-K filed on March 1, 2007, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements

The Medicines Company

Consolidated Statements of Operations

(unaudited)

	Three months ended March 31,
	2007	2006
	(in thousands, except per share data)
Net revenue	$66,647	$34,642
Operating expenses:
Cost of revenue	17,780	8,498
Research and development	19,478	14,548
Selling, general and administrative	27,138	25,035
Total operating expenses	64,396	48,081
Income/(loss) from operations	2,251	(13,439)
Other income	2,583	1,351
Income/(loss) before income taxes	4,834	(12,088)
Provision for income taxes	(1,785)	(26)
Net income/(loss)	$3,049	$(12,114)
Basic earnings/(loss) per common share	$0.06	$(0.24)
Shares used in computing basic earnings/(loss) per common share	51,490	49,760
Diluted earnings/(loss) per common share	$0.06	$(0.24)
Shares used in computing diluted earnings/(loss) per common share	52,977	49,760

The Medicines Company

Condensed Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2007	2006
	(in thousands)
ASSETS
Cash, cash equivalents, available for sales securities	$193,280	$196,817
Accrued interest receivable	1,257	1,414
Accounts receivable, net	43,610	21,504
Inventories	37,632	41,628
Prepaid expenses and other current assets	10,704	12,963
Total current assets	286,483	274,326

Fixed assets, net	2,993	3,071
Deferred tax assets	41,032	41,032
Other assets	139	139
Total assets	$330,647	$318,568

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities	$43,674	$45,803
Deferred revenue	2,732	2,814
Stockholders’ equity	284,241	269,951
Total liabilities and stockholders’ equity	$330,647	$318,568

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2007
	GAAP(1)	SFAS 123R		Non-GAAP Before Tax Provision	Tax Provision		Fully Adjusted Non-GAAP(4)
Net revenue	$66,647	$—		$66,647	$—		$66,647

Costs and expenses:
Cost of revenue	17,780	(98	)(2)	17,682	—		17,682
Research and development	19,478	(699	)(2)	18,779	—		18,779
Sellling, general and administrative	27,138	(2,685	)(2)	24,453	—		24,453
Total costs and expenses	64,396	(3,483)		60,913	—		60,913

Income from operations	2,251	3,483		5,734	—		5,734

Other income	2,583	—		2,583	—		2,583
Income before income taxes	4,834	3,483		8,317	—		8,317
Provision for income taxes	(1,785)			(1,785)	1,648	(3)	(137)
Net income	3,049	3,483		6,532	1,648		8,179

Basic earnings per common share	$0.06	$0.07		$0.13	$0.03		$0.16

Shares used in computing basic earnings/(loss) per common share	51,490	51,490		51,490	51,490		51,490

Diluted earnings per common share	$0.06	$0.07		$0.12	$0.03		$0.15

Weighted average common shares outstanding	52,977	52,977		52,977	52,977		52,977

(1)             GAAP Results

(2)             Non-cash stock compensation expense

(3)             Tax provision recorded to be offset by available NOL carryforwards

(4)             Non-GAAP Results

The Medicines Company
Reconciliation of GAAP to non-GAAP Measures
(All amounts in thousands, except per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2006
	GAAP(1)	SFAS 123R		Non-GAAP Before Tax Provision	Tax Provision	Fully Adjusted Non-GAAP(3)
Net revenue	$34,642	$—		$34,642	$—	$34,642

Costs and expenses:
Cost of revenue	8,498	(71	)(2)	8,427		8,427
Research and development	14,548	(238	)(2)	14,310		14,310
Sellling, general and administrative	25,035	(1,177	)(2)	23,858		23,858
Total costs and expenses	48,081	(1,486)		46,595	—	46,595

Loss from operations	(13,439)	1,486		(11,953)	—	(11,953)

Other income	1,351	—		1,351	—	1,351
Loss before income taxes	(12,088)	1,486		(10,602)	—	(10,602)
Provision for income taxes	(26)	—		(26)	—	(26)
Net loss	(12,114)	1,486		(10,628)	—	(10,628)

Basic loss per common share	$(0.24)	$0.03		$(0.21)	$—	$(0.21)

Shares used in computing basic loss per common share	49,760	49,760		49,760	49,760	49,760

Diluted loss per common share	$(0.24)	$0.03		$(0.21)	$—	$(0.21)

Weighted average common shares outstanding	49,760	49,760		49,760	49,760	49,760

(1)             GAAP Results

(2)             Non-cash stock compensation expense

(3)             Non-GAAP Results